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                                                                  EXHIBIT 4.1.2


AMENDMENT TO 1998 OMNIBUS STOCK PLAN DATED MAY 7, 1998

     The 1998 Omnibus Stock Plan shall be, and hereby is, amended to provide that no more than 10% of the shares subject to the plan may be awarded in the form of restricted shares, excluding for the purposes of such limitation on awards, restricted shares that are subject to a holding period of at least
(i) one year if the award is subject to performance criteria or (ii) three years if the award is not subject to such criteria.